EXHIBIT 4.2


                                                                 EXECUTION COPY





                           COLLATERAL TRUST AGREEMENT

                         dated as of December 12, 2002

                                     among

                        The Grantors referred to herein
                                  as Grantors

                                      and

                            WILMINGTON TRUST COMPANY
                              as Corporate Trustee

                                      and

                                BRUCE L. BISSON
                             as Individual Trustee

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                               TABLE OF CONTENTS



                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01. Certain Defined Terms............................................3
SECTION 1.02. Certain References...............................................9

                                   ARTICLE II

                CONFIRMATION AND CREATION OF SECURITY INTERESTS

SECTION 2.01. Collateral Trust Estate..........................................9
SECTION 2.02. Security for Secured Obligations................................10

                                  ARTICLE III

                               COLLATERAL ACCOUNT

SECTION 3.01. Collateral Account..............................................10

                                   ARTICLE IV

                 COLLATERAL TRUST AGREEMENT DEFAULTS; REMEDIES

SECTION 4.01. Collateral Trust Agreement Default Notice.......................11
SECTION 4.02. Direction by Required Representative(s).........................13
SECTION 4.03. Right to Initiate Judicial Proceedings, Etc.....................13
SECTION 4.04. Remedies Not Exclusive..........................................13
SECTION 4.05. Waiver of Certain Rights........................................14
SECTION 4.06. Limitation on Collateral Trustees' Duties in Respect
              of Collateral...................................................14
SECTION 4.07. Limitation by Law...............................................14
SECTION 4.08. Absolute Rights of Secured Holders and Representatives..........15

                                   ARTICLE V

                            APPLICATION OF PROCEEDS

SECTION 5.01. Application of Proceeds.........................................15
SECTION 5.02. Application of Withheld Amounts.................................18
SECTION 5.03. Release of Amounts in Collateral Account........................18
SECTION 5.04. Distribution Date...............................................18

                                   ARTICLE VI

                     AGREEMENTS WITH THE COLLATERAL TRUSTEE

SECTION 6.01. Delivery of Agreements..........................................19
SECTION 6.02. Information as to Representatives...............................19
SECTION 6.03. Compensation and Expenses.......................................20
SECTION 6.04. Stamp and Other Similar Taxes...................................20


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SECTION 6.05. Filing Fees, Excise Taxes, Etc..................................20
SECTION 6.06. Indemnification.................................................20
SECTION 6.07. Further Assurances..............................................21

                                  ARTICLE VII

                             THE COLLATERAL TRUSTEE

SECTION 7.01. Declaration of Trust............................................22
SECTION 7.02. Exculpatory Provisions..........................................22
SECTION 7.03. Delegation of Duties............................................23
SECTION 7.04. Reliance by Collateral Trustees.................................23
SECTION 7.05. Limitations on Duties of the Trustees...........................24
SECTION 7.06. Moneys to Be Held in Trust......................................25
SECTION 7.07. Resignation and Removal of Collateral Trustees..................25
SECTION 7.08. Status of Successors to Trustee.................................26
SECTION 7.09. Merger of the Corporate Trustee.................................26
SECTION 7.10. Powers of Individual Trustee....................................26
SECTION 7.11. Additional Co-Trustees; Separate Trustees.......................27
SECTION 7.12. Trustees Appointed Attorneys-in-Fact............................28
SECTION 7.13. Ordinary Care...................................................29

                                  ARTICLE VIII

                             RELEASE OF COLLATERAL

SECTION 8.01. Partial Release of Collateral...................................29
SECTION 8.02. Full Release of Collateral Upon Satisfaction of Certain
              Secured Obligations.............................................30
SECTION 8.03. Effect of Release of Collateral.................................31

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01. Amendments, Supplements and Waivers.............................31
SECTION 9.02. Additional Actions of Representatives...........................32
SECTION 9.03. Notices.........................................................33
SECTION 9.04. Headings........................................................34
SECTION 9.05. Severability....................................................34
SECTION 9.06. Treatment of Payee or Indorsee by Trustees......................34
SECTION 9.07. Dealings with the Grantors......................................34
SECTION 9.08. Claims..........................................................34
SECTION 9.09. Binding Effect..................................................34
SECTION 9.10. Governing Law...................................................34
SECTION 9.11. Effectiveness...................................................35


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SECTION 9.12. Reexecution of Agreement........................................35
SECTION 9.13. Effect on Credit Agreements.....................................35
SECTION 9.14. Counterparts....................................................35

Schedule I  -  Fee Schedule




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                           COLLATERAL TRUST AGREEMENT

     COLLATERAL TRUST AGREEMENT, dated December 12, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") by and among The AES Corporation, a Delaware corporation (the "Borrower"), the other Persons listed on the signature pages hereof and the Additional Grantors (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee appointed pursuant to Article VII, the "Corporate Trustee"), and Bruce L. Bisson, an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee (together with any successor individual trustee appointed pursuant to Article VII, the "Individual Trustee"; and, together with the Corporate Trustee, the "Collateral Trustees"), the foregoing trustees being trustees for the Secured Holders. Certain capitalized terms used herein are defined in Article I of this Agreement. Terms defined in the Credit Agreement and the Security Agreement and not otherwise defined in Article I of this Agreement are used in this Agreement as defined in the Credit Agreement and the Security Agreement.

                            PRELIMINARY STATEMENTS:

     (1) The Borrower has entered into an Amended and Restated Credit, Reimbursement and Exchange Agreement dated as of December 12, 2002 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with the Subsidiary Guarantors party thereto, the Banks party thereto (the "Banks"), the Revolving Fronting Banks and the Drax LOC Fronting Bank party thereto, and Citicorp USA, Inc., as Administrative Agent for the Bank Parties (in such capacity, the "Agent") and as Collateral Agent for the Bank Parties (in such capacity, the "Credit Agreement Collateral Agent"; and together with the Agent, the "Agents").

     (2) In order to induce the Banks, the Revolving Fronting Banks, the Drax LOC Fronting Banks and the Agents to enter into the Credit Agreement, the Grantors have agreed to grant a continuing security interest in and to the Collateral (as hereinafter defined) to the Collateral Trustees for the ratable benefit of the Lender Parties to secure the Obligations of the Borrower under the Credit Agreement and the Notes issued pursuant thereto.

     (3) The Borrower will enter into an Indenture to be dated as of December 13, 2002 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "Exchange Note Indenture") with Wells Fargo Bank Minnesota, National Association (the "Exchange Note Trustee") to exchange the Borrower's (i) 8.75% Senior Notes due 2002 and (ii) the 7.375% Remarketable or Redeemable Securities due 2013 for the 10% Senior Secured Exchange Notes due 2005 to be issued on December 13, 2002 (the "Exchange Notes", and together with the Exchange Note Indenture (only to the extent relating to the Exchange Notes), the "Exchange Note Agreements").

     (4) In order to induce the Exchange Note Trustee to enter into the Exchange Note Indenture, the Grantors have agreed to grant a continuing security interest in and to the

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Collateral to the Collateral Trustees for the ratable benefit of the Exchange
Note Holders to secure the Obligations of the Borrower under the Exchange Note Agreements.

     (5) The Borrower has entered into a Sponsor Agreement dated as of March 7, 2000 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "Sponsor Agreement") with BankBoston, N.A., Nassau Branch, as agent (the "Sul Agent"), pursuant to which the Borrower has agreed to guarantee the obligations of AES Cayman Guaiba, Ltd. under a Credit Agreement dated as of March 6, 2001 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "Sul Credit Agreement") with BankBoston, N.A., Nassau Branch, Banc of America Securities, LLC, Unibanco-Uniao de Bancos Brasilieros S.A. and WestLB AG, New York Branch and the lenders named therein (collectively, the "Sul Guaranteed Parties"), in an amount of up to a maximum aggregate amount of $50,000,000 (together with any other agreement or instrument delivered in connection with such guaranty, the "Sul Guarantee").

     (6) In order to satisfy certain conditions under the Sul Guarantee, the Grantors have agreed to grant a continuing security interest in and to the Collateral to the Collateral Trustees for the ratable benefit of the Sul Guaranteed Parties to secure the Obligations of the Borrower under the Sul Guarantee in an amount of up to a maximum aggregate amount of $50,000,000.

     (7) The Borrower has entered into a Gas Transportation Agreement dated as of July 21, 2000 with Florida Public Utilities Company pursuant to which Fleet National Bank (the "Lake Worth LOC Bank") issued in favor of Florida Public Utilities Company irrevocable standby letter of credit number 1S1280134 (together with the application and agreement therefor dated on or about July 6, 2001, the "Lake Worth Letter of Credit") in an aggregate amount not to exceed $5,490,449.

     (8) In order to satisfy certain conditions under the Lake Worth Letter of Credit, the Grantors have agreed to grant a continuing security interest in and to the Collateral to the Collateral Trustees for the ratable benefit of the Lake Worth LOC Bank to secure the obligation of Lake Worth Generation LLC ("Lake Worth"), a Subsidiary of the Borrower, to reimburse the Lake Worth LOC Bank for any drawings under the Lake Worth Letter of Credit in an amount of up to a maximum aggregate amount of $5,490,449.

     (9) This Agreement and the other Shared Collateral Documents are intended to secure the other Secured Agreements and the Collateral Trustees have agreed to undertake the rights, powers, duties and responsibilities set forth in this Agreement and the other Shared Collateral Documents in order to effect such purpose.

     NOW, THEREFORE, in consideration of the premises and in order to (1) induce (a) the Banks to continue the Loans and the Revolving Credit Loan Banks to make Revolving Credit Loans, (b) the Revolving Fronting Banks to issue (or be deemed to have issued) Revolving Letters of Credit, (c) the Drax LOC Fronting Bank to be deemed to have issued the

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Drax Letter of Credit and to make Drax Loans in respect of Drax L/C Drawings,
(d) the Hedge Banks to enter into Secured Hedge Agreements from time to time,
(e) the entry into the Secured Treasury Management Service Agreements by a Bank Party or an Affiliate thereof and (f) the Exchange Note Trustee to enter into the Exchange Note Indenture and (2) satisfy certain conditions under the Sul Guarantee and the Lake Worth Letter of Credit, each Grantor hereby agrees with the Collateral Trustees for their benefit and in trust for the ratable benefit of the Representatives and the Secured Holders (as each term is hereinafter defined) as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. The following terms shall have the following meanings as used herein (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Additional Collateral Trust Agreement Collateral" has the meaning specified in Section 2.01.

     "Applicable Agreement" means the Credit Agreement Documents, the Shared Collateral Documents, the Exchange Note Agreements, the Sul Guarantee, the Lake Worth Letter of Credit and the Other Debt Agreements.

     "Authorized Officer" means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Comptroller, any Vice President, the Secretary, Assistant Secretary, Treasurer or the Assistant Treasurer of a Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time.

     "Banks" has the meaning specified in the Preliminary Statements to this Agreement.

     "Borrower" has the meaning specified in the recital of parties to this Agreement.

     "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or the city in which the Corporate Trustee maintains its corporate trust office.

     "BVI Cayman Pledge Agreement" means the Charge and Assignment of Shares (as such agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time) dated December 12, 2002 between AES International Holdings II, Ltd. and the Collateral Trustees.

     "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the

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Shared Collateral Documents and having a maturity of not greater than 360 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. The term "Cash Equivalents" shall include any mutual fund sponsored or managed by an Affiliate of the Corporate Trustee which mutual fund's assets consist of "Cash Equivalents" as defined herein.

     "Collateral" means the Creditor Group Collateral, as such term is defined in the Credit Agreement.

     "Collateral Account" has the meaning specified in Section 3.01.

     "Collateral Trustees" has the meaning specified in the recital of parties to this Agreement.

     "Collateral Trustees' Fees" means the fees and other amounts payable to the Collateral Trustees pursuant to Sections 6.03, 6.04 and 6.05 and amounts claimed and unpaid pursuant to Section 6.06.

     "Collateral Trust Agreement Default" means (i) so long as any Secured Obligation remains outstanding with respect to any Lender Party under the Credit Agreement or any Revolving Credit Loan Bank has a Revolving Credit Loan Commitment or any Revolving Letter of Credit or Drax Letter of Credit remains outstanding, (A) in respect of the exercise of remedies with respect to the Account Collateral, the Additional Collateral Trust Agreement Collateral and the Securities Accounts (and all Collateral from time to time credited to the Deposit Accounts and the Securities Accounts) or the exercise of remedies under
Section 15 of the Security Agreement or Section 11 of the BVI Cayman Pledge Agreement, an Event of Default described in clauses (a), (e), (f), (g) and (h) of Section 6.01 of the Credit Agreement and (B) in respect of any other exercise of rights and remedies under the Shared Collateral Documents, any Event of Default, in each case, shall have occurred and be continuing under the Credit Agreement, and as a result thereof, the Credit Agreement Defaulted Party has the right to declare all of the Secured Obligations of the Loan Parties under the Credit Agreement to be due and payable prior to the stated maturity thereof and (ii) at any time that no Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement and no Revolving Credit Loan Bank has a Revolving Credit Loan Commitment and no Revolving Letter of Credit or Drax Letter of Credit remains outstanding, (A) in respect of the exercise of remedies with respect to the Account Collateral, the Additional Collateral Trust Agreement Collateral and the Securities Accounts (and all Collateral from time to time credited to the Deposit Accounts and the Securities Accounts) or the exercise of remedies under Section 15 of the Security

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Agreement or Section 11 of the BVI Cayman Pledge Agreement, events of default under the Exchange Note Agreements, the Sul Credit Agreement, the Lake Worth Letter of Credit or any of the Other Debt Agreements of the type described in clauses (a), (e), (f), (g) and (h) of Section 6.01 of the Credit Agreement and
(B) in respect of any other exercise of rights and remedies under the Shared Collateral Documents, any event of default, in each case, shall have occurred and be continuing under the Exchange Note Agreements, the Sul Credit Agreement, the Lake Worth Letter of Credit or any of the Other Debt Agreements, and as a result thereof, the Other Debt Defaulted Party has the right to declare all of the Secured Obligations of the Borrower under the Exchange Note Agreements, the Sul Credit Agreement, the Lake Worth Letter of Credit or the Other Debt Agreements to be due and payable prior to the stated maturity thereof.

     "Collateral Trust Agreement Default Notice" means a written notice delivered in connection with a Collateral Trust Agreement Default.

     "Collateral Trust Estate" means all of the right, title and interest of the Collateral Trustees, whether now owned or hereafter acquired, in and to the Collateral.

     "Corporate Trustee" has the meaning specified in the recital of parties to this Agreement.

     "Credit Agreement" has the meaning specified in the Preliminary
Statements.

     "Credit Agreement Collateral Agent" has the meaning specified in the Preliminary Statements to this Agreement.

     "Credit Agreement Defaulted Party" means the Agent or the percentage of the Banks specified in the Credit Agreement that have the right thereunder upon the occurrence and continuance of an Event of Default under the Credit Agreement (without the requirement that any further time elapse) to declare all of the Secured Obligations of the Loan Parties under the Credit Agreement to be due and payable prior to the stated maturity thereof.

     "Credit Agreement Documents" means (i) the Credit Agreement, (ii) the Notes, (iii) the Secured Hedge Agreements and (iv) the Secured Treasury Management Service Agreements, in each case as amended from time to time.

     "Defaulted Agreement Party" means the Credit Agreement Defaulted Party or the Other Debt Defaulted Party, as applicable.

     "Distribution Date" means any date on which the Collateral Trustees shall distribute moneys from the Collateral Account pursuant to Section 5.01.

     "Exchange Note Agreements" has the meaning specified in the Preliminary Statements to this Agreement.

     "Exchange Note Holders" means at any time the registered holders of the Exchange Notes issued under the Exchange Note Indenture.

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     "Exchange Note Indenture" has the meaning specified in the Preliminary
Statements to this Agreement.

     "Exchange Notes" has the meaning specified in the Preliminary Statements to this Agreement.

     "Exchange Note Trustee" has the meaning specified in the Preliminary Statements to this Agreement.

     "Grantors" has the meaning specified in the recitals of parties to this Agreement.

     "Indemnified Event" has the meaning specified in the Section 7.05(e) of this Agreement.

     "Individual Trustee" has the meaning specified in the recital of parties to this Agreement.

     "Lake Worth" has the meaning specified in the Preliminary Statements to this Agreement.

     "Lake Worth Letter of Credit" has the meaning specified in the Preliminary Statements to this Agreement.

     "Lake Worth LOC Bank" has the meaning specified in the Preliminary Statements to this Agreement.

     "Lender Parties" means the Agent, the Banks, the Revolving Fronting Banks, the Drax LOC Fronting Banks, the Hedge Banks and the Credit Agreement Collateral Agent.

     "Moody's" means Moody's Investor's Service, Inc.

     "Payment Information" has the meaning specified in Section 6.02(a) of this Agreement.

     "Other Debt" means Debt issued pursuant to any Other Debt Agreement.

     "Other Debt Agreement" means any other agreement or instrument pursuant to which the Borrower has incurred Debt permitted by Sections 5.07(a)(iii); 5.07(a)(x) and 5.07(a)(xi) of the Credit Agreement.

     "Other Debt Defaulted Party" means the Other Debt Representatives, acting collectively on behalf of the Required Other Debt Holders.

     "Other Debt Holders" means at any time the registered holders of Other Debt issued under any Other Debt Agreement.

     "Other Debt Representatives" means the representatives of the Required Other Debt Holders, and may include, as the case may be, the Exchange Note Trustee, the Sul Agent,

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the Lake Worth LOC Bank or the representative of the Other Debt Holders under any Other Debt Agreement.

     "Remedies Limitations" has the meaning set forth in Section 7(i) of the Security Agreement.

     "Representatives" means at any time, collectively, (a) the Agent, as the representative hereunder for the Lender Parties at such time, (b) the Exchange Note Trustee, as the representative hereunder for the Exchange Note Holders,
(c) the Sul Agent, as the representative hereunder for the Sul Guaranteed Parties, (d) the Lake Worth LOC Bank on behalf of itself and (e) the representatives hereunder for the Other Debt Holders at such time.

     "Required Exchange Note Holder Approval" means the Collateral Trustees shall have received a certificate from the Exchange Note Trustee that it has received the consent of those Exchange Note Holders holding a majority of the principal outstanding amount of the Exchange Notes for such amendment, waiver or consent.

     "Required Other Debt Holders" means Secured Holders that own or hold (either by themselves or through their respective Secured Holders) more than 50% of the aggregate amount of the outstanding Debt under the Exchange Note Agreements, the Sul Guarantee, the Lake Worth Letter of Credit and the Other Debt Agreements at any given time.

     "Required Representative(s)" means (a) at any time that no Collateral Trust Agreement Default has occurred or is continuing and any Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement or any Revolving Credit Loan Bank has a Revolving Credit Loan Commitment or any Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Agent acting in its own discretion or at the direction of the Required Banks at such time, (b) at any time that no Collateral Trust Agreement Default has occurred or is continuing, and no Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement and no Revolving Credit Loan Bank has a Revolving Credit Loan Commitment and no Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Other Debt Representatives acting at the direction of the Required Other Debt Holders, (c) at any time that a Collateral Trust Agreement Default has occurred and is continuing and any Secured Obligations remain outstanding with respect to any Lender Party under any Credit Agreement or any Revolving Credit Loan Bank has a Revolving Credit Loan Commitment or any Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Agent, on behalf of itself and the Required Banks or (d) at any time that a Collateral Trust Agreement Default has occurred and is continuing and no Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement and no Revolving Credit Loan Bank has a Revolving Credit Loan Commitment and no Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Other Debt Representatives, on behalf of the Required Other Debt Holders; provided, however, that amounts held at such time by the Collateral Trustees on behalf of a Representative and such Representative's Secured Holders in an account of the Corporate Trustee established at the request of such Representative pursuant to Section 5.02 hereof shall be deemed to have been applied to repay the Secured Obligations of such Secured Holders whether or not such amount has been so applied. Unless and until the Collateral Trustees shall have received a notice from the Agent to the effect that at no Secured

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Obligations remain outstanding with respect to any Lender Party under the
Credit Agreement and no Revolving Credit Loan Bank has a Revolving Credit Loan Commitment and no Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Collateral Trustees may assume that the Agent is the Required Representative. After receipt of such notice, the Collateral Trustees may assume that the Other Debt Representatives are the Required Representative(s).

     "Secured Agreements" means, collectively, the Credit Agreement Documents, the Exchange Note Agreements, the Sul Guarantee, the Lake Worth Letter of Credit, the Other Debt Agreements and each agreement or instrument delivered by the Grantors pursuant thereto (including, without limitation, the Shared Collateral Documents).

     "Secured Holders" means, at any time, the Lender Parties, the Exchange Note Holders, the Sul Guaranteed Parties, the Lake Worth LOC Bank and Other Debt Holders.

     "Secured Obligations" means at any time any obligations, whether matured or unmatured, contingent or liquidated, of each Grantor arising out of or evidenced by the Secured Agreements, whether for principal, interest, expenses, premiums, indemnities, fees or other amounts, whether or not such obligations are due and payable at such time; provided, however, that (i) Obligations under the Secured Hedge Agreements, excluding the Banc of America Secured Option, shall only be secured up to an amount not to exceed $50,000,000 in the aggregate, (ii) Obligations under the Sul Guarantee shall only be secured up to an amount not to exceed $50,000,000 and (iii) Obligations under the Lake Worth Letter of Credit shall only be secured up to an amount not to exceed $5,490,449.

     "Shared Collateral Documents" means this Agreement, the Security Agreement, the BVI Cayman Pledge Agreement and each Successor Collateral Agreement.

     "S&P" means Standard & Poors, a division of The McGraw-Hill Companies,
Inc.

     "Successor Collateral" means, with respect to each Grantor, any property and assets of such Grantor (or any of its successors and assigns) as such Grantor (or any such successor or any such assign) may, from time to time, upon notice to the Collateral Trustees, pursuant to the Credit Agreement Documents, the Exchange Note Agreements, the Sul Guarantee, the Lake Worth Letter of Credit and the Other Debt Agreements or otherwise, grant to the Collateral Trustees as additional collateral for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders.

     "Successor Collateral Agreements" means all documents creating, evidencing or relating to any of the Successor Collateral.

     "Sul Agent" has the meaning specified in the Preliminary Statements to this Agreement.

     "Sul Credit Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

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     "Sul Guarantee" has the meaning specified in the Preliminary Statements to this Agreement.

     "Sul Guaranteed Parties" has the meaning specified in the Preliminary Statements to this Agreement.

     SECTION 1.02. Certain References. In this Agreement, the words "hereof," "herein" and "hereunder", and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All section, schedule and exhibit references set forth in this Agreement are, unless otherwise specified, references to such section in, or schedule or exhibit to, this Agreement.

                                  ARTICLE II

                CONFIRMATION AND CREATION OF SECURITY INTERESTS

     SECTION 2.01. Collateral Trust Estate. Each Grantor hereby confirms that, pursuant to the terms of the Security Agreement and the BVI Cayman Pledge Agreement, such Grantor has pledged and assigned to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives and the Secured Holders, and has granted the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives and the Secured Holders, a lien on, and security interest in, the Collateral described therein of such Grantor in order to secure the Secured Obligations. The Borrower, in order to secure the Secured Obligations, hereby further pledges and assigns to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders, and hereby grants to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders, a lien on, and security interest in, the following (collectively, together with any Successor Collateral, the "Additional Collateral Trust Agreement Collateral"):

          (i) the Collateral Account established pursuant to Section 3.01(a) with the Corporate Trustee at its offices at its corporate trust department in the State of Delaware and is, and shall at all times remain, under the sole dominion and control of the Corporate Trustee, all funds held therein and all certificates and instruments, if any, from time to time representing each Collateral Account;

          (ii) all Cash Equivalents held in the Collateral Account from time to time and all certificates and instruments, if any, from time to time representing or evidencing such Cash Equivalents;

          (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustees for or on behalf of the Borrower in substitution for or in addition to any or all of the then existing Additional Collateral Trust Agreement Collateral;

          (iv) all interest, income, dividends, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in

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     exchange for any or all of the then existing Additional Collateral Trust
     Agreement Collateral referred to in clauses (i) through (iii) of this
     Section 2.01(a); and

          (v) all proceeds of any and all of the foregoing Additional Collateral Trust Agreement Collateral (including, without limitation, proceeds that constitute property and assets of the types described in clauses (i) through (iv) of this Section 2.01(a)) and, to the extent not otherwise included, all (A) payments under any indemnity, warranty or guaranty payable with respect to any of the foregoing Additional Collateral Trust Agreement Collateral and (B) cash.

     SECTION 2.02. Security for Secured Obligations. All of the right, title and interest of the Collateral Trustees in and to the Collateral Trust Estate secures the payment of all of the Secured Obligations now or hereafter existing under or in respect of the Secured Agreements and the performance of, and the compliance with, all of the covenants and conditions of this Agreement, the other Shared Collateral Documents and the other Secured Agreements. Without limiting the generality of the foregoing, the Collateral Trust Estate secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by each Grantor to the Collateral Trustees, any Representative or any Secured Holder under the Shared Collateral Documents or the other Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

                                  ARTICLE III

                               COLLATERAL ACCOUNT

     SECTION 3.01. Collateral Account. (a) Until the date that the Collateral Trustees release all of the Collateral pursuant to Section 8.02(a), a non-interest bearing cash collateral account (the "Collateral Account") for the Representatives and the Secured Holders shall be maintained by the Corporate Trustee at its offices at its corporate trust department in the State of Delaware in accordance with the terms of this Agreement. All moneys that are received by the Collateral Trustees, upon the occurrence and during the continuance of a Collateral Trust Agreement Default, or upon liquidation or otherwise in respect of the Collateral shall be deposited in the Collateral Account and, thereafter, shall be held and applied by the Corporate Trustee all in accordance with the terms of this Agreement.

     (b) The Corporate Trustee shall, subject to the provisions of Article IV and Article VIII, from time to time (i) invest amounts on deposit in the Collateral Account in Cash Equivalents and (ii) invest interest paid on such Cash Equivalents, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in additional Cash Equivalents, in each case at the direction of the Grantors so long as no Collateral Trust Agreement Default shall have occurred and be continuing and at the direction of the Required Representative(s) if a Collateral Trust Agreement Default shall have occurred and be continuing. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided in the immediately preceding sentence shall be deposited and held in the Collateral Account. Notwithstanding the foregoing, the Corporate Trustee shall, to the extent possible, invest any funds to be distributed on a Distribution Date in Cash Equivalents that shall mature or become liquid on or prior to such

Distribution Date. All Cash Equivalents made in respect of the Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Collateral Account as part of the Collateral Trust Estate pursuant to the terms hereof.

     (c) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

     (d) All dividends, interest and other distributions deposited into the Collateral Account pursuant to Section 10(b) of this Agreement or Section 6.2 of the BVI Cayman Pledge Agreement shall be released and returned to the applicable Grantor upon notice to the Collateral Trustees from the Required Representative(s) that the Collateral Trust Agreement Default giving rise to such deposit has been cured or waived; provided, that no Collateral Trust Agreement Default shall have occurred and be continuing at such time.

                                  ARTICLE IV

                 COLLATERAL TRUST AGREEMENT DEFAULTS; REMEDIES

     SECTION 4.01. Collateral Trust Agreement Default Notice. (a) (x) So long as any Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement or any Revolving Credit Loan Bank has a Revolving Credit Loan Commitment or any Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Credit Agreement Defaulted Party shall have the exclusive right if a Collateral Trust Agreement Default under the Credit Agreement shall have occurred and be continuing to give the Collateral Trustees a Collateral Trust Agreement Default Notice and (y) at any time that no Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement and no Revolving Credit Loan Bank has a Revolving Credit Loan Commitment and no Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Other Debt Defaulted Party shall have the exclusive right if a Collateral Trust Agreement Default shall have occurred and be continuing under the Other Debt Agreements, to give the Collateral Trustees a Collateral Trust Agreement Default Notice, and if a Credit Agreement Defaulted Party or an Other Debt Defaulted Party, as the case may be, gives the Collateral Trustees, with a copy to the Grantors, a Collateral Trust Agreement Default Notice, stating:

          (i) the nature of the Collateral Trust Agreement Default; and

          (ii) the action requested to be taken by the Collateral Trustees with respect to the Collateral and the Shared Collateral Documents (which action may include, without limitation, the institution of any remedies provided by law or this Agreement or any other Shared Collateral Document), then the Collateral Trustees shall forthwith send a copy of the Collateral Trust Agreement Default Notice to each Representative. The Required Representative(s) shall provide the Collateral Trustees with a certificate that shall state whether or not they favor the Collateral Trustees taking such action. If the Required Representative(s) shall not have provided the Collateral Trustees with such certificate within 30 Business Days of receipt of the copy of the

Collateral Trust Agreement Default Notice, the Required Representative(s) shall be deemed to have not favored the taking of such action. If the Required Representative(s) shall have directed the Collateral Trustees to commence the action set forth in the Collateral Trust Agreement Default Notice then, subject to Section 4.01(b) and the right of the Collateral Trustees to commence such action under the Shared Collateral Documents, the Collateral Trustees shall forthwith undertake such action. The Collateral Trustees shall, subject to Sections 4.01(b), 4.08 and 6.06, follow the directions of the Required Representative(s) with respect to the time, method and place of taking any action requested in a Collateral Trust Agreement Default Notice. Each Collateral Trustee shall be entitled to assume conclusively that no Collateral Trust Agreement Default has occurred and is continuing until it receives a Collateral Trust Agreement Default Notice. For the avoidance of doubt, unless and until the Collateral Trustees shall have received a notice from the Agent to the effect that no Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement and no Revolving Credit Loan Bank has a Revolving Credit Loan Commitment and no Revolving Letter of Credit or Drax Letter of Credit remains outstanding, the Collateral Trustees may presume that the Credit Agreement Defaulted Party has the exclusive right to deliver a Collateral Trust Agreement Default Notice. After receipt of such notice, the Collateral Trustees may presume that the Other Debt Defaulted Party has the exclusive right to deliver a Collateral Trust Agreement Default Notice.

     (b) If the Collateral Trust Agreement Default, which was the basis for the giving of a Collateral Trust Agreement Default Notice, shall be cured or waived in accordance with the terms of the applicable Secured Agreement, the Defaulted Agreement Party which gave such Collateral Trust Agreement Default Notice shall promptly notify the Collateral Trustees in writing of such cure or waiver, upon receipt of such written notice of a cure or waiver (i) such Collateral Trust Agreement Default Notice shall be deemed withdrawn and (ii) any direction to the Collateral Trustees to take any action in connection with such Collateral Trust Agreement Default Notice shall be deemed immediately rescinded. If in connection solely with such withdrawn Collateral Trust Agreement Default Notice the Collateral Trustees shall have been directed to take, and shall have commenced taking but shall not have completed, any action, the Collateral Trustees shall promptly terminate any such action which they shall not also have been directed to take in connection with a Collateral Trust Agreement Default Notice other than that withdrawn.

     (c) Anything contained herein or under any Shared Collateral Agreement to the contrary notwithstanding, upon the occurrence and continuance of a Collateral Trust Agreement Default under the Credit Agreement, the Collateral Trustees shall forebear from exercising any of their rights and remedies hereunder or under any Shared Collateral Document with respect to the Equity Interests of AES EDC Funding II L.L.C. pledged as Collateral under the Security Agreement until the date that occurs 45 days following the date of delivery of a Collateral Trust Agreement Default Notice by a Credit Agreement Defaulted Party; provided that such date shall be extended so long as the collateral agent under the Tranche C Pledge Agreement is actively pursuing its rights and remedies with respect to the Tranche C Collateral under the Tranche C Pledge Agreement and the Collateral Trustees have received evidence satisfactory to them of such pursuit; provided, however, that nothing in this Section 4.01(c) shall prevent the Collateral Trustees from immediately exercising their rights and remedies with respect to all other Collateral as provided for in this Agreement and the other Shared Collateral Documents.

     SECTION 4.02. Direction by Required Representative(s). As to any matters not expressly provided for under this Agreement or the other Shared Collateral Documents (including, without limitation, matters relating to enforcement and collection of the Secured Obligations), the Collateral Trustees shall not be required to exercise any discretion or to take any action under this Agreement or the other Shared Collateral Documents, or in respect of the Collateral, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the written instructions of the Required Representative(s) which instructions shall reference Section 6.06 hereof.

     SECTION 4.03. Right to Initiate Judicial Proceedings, Etc. (a) Notwithstanding any other provision of this Agreement, upon the occurrence of and during the continuance of any Collateral Trust Agreement Default and the receipt by the Collateral Trustees of a Collateral Trust Agreement Default Notice that has not been withdrawn pursuant to Section 4.01(b) above, the Corporate Trustee, and if the Corporate Trustee deems necessary or desirable, the Individual Trustee, jointly or individually as the Corporate Trustee may determine, (i) shall have the right and power to institute and maintain such suits and proceedings as it or they, as the case may be, or the Required Representative(s) may deem appropriate to protect and enforce the rights vested in it by this Agreement and the other Shared Collateral Documents and (ii) may either, after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to dispose of, collect or otherwise realize upon, all or any portion of the Collateral Trust Estate under the judgment or decree of a court of competent jurisdiction.

     (b) If a receiver of the Collateral Trust Estate shall be appointed in judicial proceedings, the Collateral Trustees may be appointed, at its discretion, as such receiver. Notwithstanding the appointment of a receiver, the Collateral Trustees shall be entitled to retain possession and control of all cash held by or deposited with them or their agents or co-trustees pursuant to any provision of this Agreement or any other Shared Collateral Document.

     SECTION 4.04. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Trustees herein or in the other Shared Collateral Documents is intended to be a limitation exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the other Shared Collateral Documents or now or hereafter existing at law or in equity or by statute.

     (b) No delay or omission of either of the Collateral Trustees to exercise any right, remedy or power accruing upon any Collateral Trust Agreement Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Collateral Trust Agreement Default or any acquiescence therein; and every right, power and remedy given by this Agreement or any other Shared Collateral Document to the Collateral Trustees may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustees.

     (c) In case either of the Collateral Trustees shall have proceeded to enforce any right, remedy or power under this Agreement or any other Shared Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Collateral Trustee, then and in every such case the Grantors, the Collateral Trustees, the Representatives and Secured Holders shall, subject to any determination in such proceeding, severally be restored to their former positions and rights hereunder and under such other Shared Collateral Document with respect to the Collateral Trust Estate, the Collateral Account and in all other respects, and thereafter all rights, remedies and powers of such Collateral Trustee shall continue as though no such proceeding had been taken.

     (d) Each Grantor expressly agrees that all rights of action and rights to assert claims upon or under this Agreement and the other Shared Collateral Documents may be enforced by the Collateral Trustees without the possession of any debt instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Trustees shall be brought in either of their names as Collateral Trustee and any recovery of judgment shall be held as part of the Collateral Trust Estate; provided that nothing in this Section 4.04(d) shall constitute a waiver of any right that the Grantors may have or may hereafter acquire to challenge the amounts outstanding under the Secured Agreements.

     SECTION 4.05. Waiver of Certain Rights. Subject to the Remedies Limitations, each Grantor, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent Affiliates, creditors, vendees, assignees and lienors, expressly waives and releases, to the fullest extent permitted by law, any, every and all rights to demand or to have any marshalling of the Collateral Trust Estate upon any enforcement of any Shared Collateral Document, including, without limitation, upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of any Shared Collateral Document and consents and agrees that all the Collateral Trust Estate and any such sale may be offered and sold as an entirety.

     SECTION 4.06. Limitation on Collateral Trustees' Duties in Respect of Collateral. Beyond the duties set forth in this Agreement, the Collateral Trustees shall not have any duty to the Grantors or the Representatives as to any Collateral in the Collateral Trustees' possession or control or in the possession or control of any agent or nominee of the Collateral Trustees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Collateral Trustee shall be liable for its failure to exercise ordinary care in the handling of moneys and securities and other property actually received by it.

     SECTION 4.07. Limitation by Law. All rights, remedies and powers provided by this Article IV may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article IV are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or, if the Representatives elect that this Agreement should be recorded, registered or filed, not entitled to be recorded, registered, or filed under the provisions of any applicable law.

     SECTION 4.08. Absolute Rights of Secured Holders and Representatives. Notwithstanding any other provision of this Agreement or any of the other Shared Collateral Documents, each of the Representatives and each of the Secured Holders has an absolute and unconditional right to receive payment of all of the Secured Obligations owing to such Representative or such Secured Holder, as the case may be, when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Secured Agreement, and the right of each such Representative and each such Secured Holder to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert its position as a secured creditor in a proceeding under the Bankruptcy Code in which any Grantor is a debtor, and the obligation of such Grantor to pay all of the Secured Obligations owing to each of the Representatives and each of the Secured Holders at the time and place expressed therein, shall not be impaired or affected without the consent of such Representative or such Secured Holder. In addition, the right of any Secured Holder or any Representative, on behalf of itself or on behalf of any such Secured Holder, to receive payment or security from sources other than the Collateral shall not be, and is not hereby, impaired or affected in any manner. Without limiting the generality of the foregoing provisions of this Section 4.08, no Representative and no Secured Holder, on behalf of itself or on behalf of any Secured Holder, shall be obligated to share with any other Representative or any other Secured Holder any proceeds of any collateral, guaranty or right of setoff other than pursuant to, and to the extent expressly required under, this Agreement and the other Secured Agreements; nor shall any Representative's or any Secured Holder's right to receive its ratable share of any amounts maintained in the Collateral Account, if any, or any proceeds of any of the Collateral, or any part thereof, under the terms of this Agreement and the other Shared Collateral Documents be diminished or affected in any way by its right to receive proceeds of any other collateral or right of setoff, or payment upon a guaranty or from any other source.

                                   ARTICLE V

                            APPLICATION OF PROCEEDS

     SECTION 5.01. Application of Proceeds. (a) If, pursuant to the exercise by the Defaulted Agreement Party of any rights and remedies set forth in any Shared Collateral Document, any Collateral is sold or otherwise realized upon by the Collateral Trustees, the proceeds received by the Collateral Trustees in respect of such Collateral shall be deposited in the Collateral Account, and all moneys held by the Corporate Trustee in the Collateral Account, including the Excess Revolving Letter of Credit Collateral and the Excess Drax LOC Collateral, shall, to the extent available for distribution, be distributed by the Corporate Trustee on each date upon which a distribution is made (each, a "Distribution Date") as follows:

          FIRST, to the payment (in such priority as the Corporate Trustee shall elect, but without duplication) of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the Collateral Trustees as secured parties under any Shared Collateral Document or otherwise in connection with any Shared Collateral Document or this Agreement (including, without limitation, any reasonable costs or expenses or liabilities incurred in connection with the sale of any assets covered by any Shared Collateral Document, or in the operation or maintenance of any of the assets covered by any Shared Collateral Document), including the reimbursement to any Representative of any amounts theretofore advanced by such Representative for the payment of such fees, costs and expenses, except only for any such fees, expenses, costs or liabilities incurred by any Collateral Trustee as a result of its gross negligence or willful misconduct in performing or failing to perform any of its duties to the parties hereto expressly set forth herein; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such costs, fees, expenses and liabilities otherwise payable to the Collateral Trustees from funds outside of the Collateral Account, as required by this Agreement;

          SECOND, to the Collateral Trustees (without duplication) in an amount equal to the Collateral Trustees' Fees which are unpaid as of the Distribution Date and to any Representative which has theretofore advanced or paid any such Collateral Trustees' Fees in an amount equal to the amount thereof so advanced or paid by such Representative prior to such Distribution Date; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such fees and claims from funds outside of the Collateral Account, as required by this Agreement;

          THIRD, in accordance with paragraph (b) below, with respect to any proceeds, ratably to the Representatives on behalf of the respective Secured Holders for application to the Secured Obligations of such Secured Holders, or, to be held by such Representative (or by the Corporate Trustee on behalf of such Representative pursuant to Section 5.02 or otherwise) pending such application, until all such Secured Obligations have been paid in full; and

          FOURTH, any surplus remaining after the payment in full in cash of the Secured Obligations shall, pursuant to the provisions of Section 8.02, be paid to the applicable Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     (b) In order to determine the ratable amount to be distributed to each of the Representatives pursuant to clause THIRD above on each Distribution Date, unless otherwise directed in writing by the Required Representative(s), the Corporate Trustee may rely on a certificate of an Authorized Officer of the Borrower setting forth the Secured Obligations (identified by type and amount) outstanding under each Secured Agreement (or with respect to the Sul Guarantee and the Lake Worth Letter of Credit, whether contingent or outstanding Secured Obligations under such Secured Agreements) on such Distribution Date. The ratable portion of the aggregate amount available for distribution hereunder on any Distribution Date which shall be distributed to each Representative on such Distribution Date shall be a fraction, (x) the numerator of which shall be the aggregate amount of Secured Obligations of the Secured Holders represented by such Representative on such Distribution Date and (y) the denominator of which shall be the aggregate amount of Secured Obligations of all the Secured Holders represented by the Representatives on such Distribution Date; provided, however, that, for such purposes, amounts distributable to a Representative on a prior Distribution Date and held on behalf of such Representative and the Secured Holders of such Representative pursuant to Section 5.02 of this Agreement shall be deemed to have been applied to the Secured Obligations of the Secured Holders represented by such Representative, regardless of whether such application has occurred.

     (c) Any amounts to be paid to the Representative of the Lender Parties pursuant to clause THIRD above shall be applied by the Collateral Trustees for the ratable benefit of the Lender Parties against the Secured Obligations of the Secured Holders represented by the Agent under the Credit Agreement as follows:

          FIRST, paid to the Agents for any amounts then owing to the Agents pursuant to Section 10.03 of the Credit Agreement or otherwise under the Financing Documents, ratably in accordance with the respective amounts then owing to the Agents; and

          SECOND, ratably (A) paid to the Bank Parties (or any of their Affiliates) and the Hedge Banks, respectively, for any amounts then owing to them, in their capacities as such, under the Credit Agreement, the Secured Treasury Management Service Agreements, and the Secured Hedge Agreements, respectively, ratably in accordance with such respective amounts then owing to such Bank Parties and the Hedge Banks, provided that, for purposes of this Section 5.01(c), (x) the amount owing to any such Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount therefore accrued and unpaid) shall be deemed to be equal to the "mark to market" value of such Secured Hedge Agreement at such time and (y) the amounts ratably paid to the Hedge Banks, collectively, for any amounts owing to them under any Secured Hedge Agreement (other than the Banc of America Secured Option) shall not exceed $50,000,000 in the aggregate and (B) deposited as Revolving L/C Collateral in the Revolving L/C Cash Collateral Account up to an amount equal to 100% of the aggregate Available Amount of all outstanding Revolving Letters of Credit and as Drax LOC Collateral in the Drax LOC Cash Collateral Account up to an amount equal to 100% of the Drax LOC Available Amount.

     (d) Any amounts to be paid to the Representatives of the Exchange Note Holders, the Sul Guaranteed Parties, the Lake Worth LOC Bank and the Other Debt Holders pursuant to clause THIRD above shall be applied by the Collateral Trustees for the ratable benefit of the Exchange Note Holders, the Sul Guaranteed Parties, the Lake Worth LOC Bank and the Other Debt Holders as follows:

          FIRST, paid to the Representatives of the Exchange Note Holders, the Sul Guaranteed Parties, the Lake Worth LOC Bank and the Other Debt Holders for any amounts then owing to them under the Exchange Note Agreements, the Sul Guarantee, the Lake Worth Letter of Credit and the Other Debt Agreements ratably in accordance with the respective amounts then owing to such Representatives; and

          SECOND, ratably (A) paid to the Exchange Note Holders and the Other Debt Holders for any amounts then owing to them under the Exchange Note Indenture and the Other Debt Agreements, (B) upon the instruction of the Sul Agent, either (x) paid to the Sul Guaranteed Parties for any amounts then owing to them under the Sul Guarantee or (y) deposited as cash collateral in an account designated by the Sul Agent in an amount up to $50,000,000 to secure the Obligations of the Borrower under the Sul Guarantee and (C) upon the instruction of the Lake Worth LOC Bank, either
     (x) paid to the Lake Worth LOC Bank for any amounts then owing to them under the Lake Worth Letter of Credit or (y) deposited as cash collateral in an account designated by the Lake Worth LOC Bank in an amount up to $5,490,449 to secure the Obligations of Lake Worth under the Lake Worth Letter of Credit.

     SECTION 5.02. Application of Withheld Amounts. If on any Distribution Date any amounts on deposit to the Collateral Account are distributable pursuant to
Section 5.01 to any Representative, and if such Representative shall have given notice to the Collateral Trustees on or prior to such Distribution Date that all or a portion of such proceeds which are otherwise distributable to such Representative pursuant to Section 5.01 shall be held by the Collateral Trustees on behalf of such Representative for the benefit of the Secured Holders of such Representative, then the Collateral Trustees shall hold such amount in a separate non-interest bearing cash collateral account of the Corporate Trustee for the benefit of such Representative and such Secured Holders, until such time as such Representative shall deliver a written request for the delivery thereof from such account to such Representative in accordance with Section 5.01(c) or 5.01(d), as applicable. If thereafter the Secured Obligations of the Secured Holders represented by any such Representative shall have been repaid in full in cash on any date, then (a) upon the written request of the Borrower certifying as to such payment in full, and (b) after delivery of such notice by the Collateral Trustees to such Representative, the Collateral Trustees shall not have received a written notice of objection from such Representative within 30 days of such Representative's receipt of such notice, promptly following such 30th day (or the earlier receipt by the Collateral Trustees of the written consent of such Representative), any amounts held on account for such Representative pursuant to this Section 5.02 shall be again deposited by the Collateral Trustee to the Collateral Account and thereafter distributed as provided in Section 5.01. If the Borrower shall have failed to deliver to the Collateral Trustees the certificate provided for in clause (a) of the immediately preceding sentence, the Collateral Trustees may request payment instructions from the Required Representative(s) and the Collateral Trustees shall not be required to make any distributions until such instructions are received. The Corporate Trustee shall invest amounts on deposit to any such account in such Cash Equivalents as the applicable Representative may direct from time to time.

     SECTION 5.03. Release of Amounts in Collateral Account. Amounts distributable to a Representative on any Distribution Date pursuant to Section
5.01 shall be paid to such Representative for the benefit of such Representative and its Secured Holders by the Corporate Trustee (or deposited to an account for the benefit of such Representative and its Secured Holders pursuant to Section 5.02) upon receipt by the Corporate Trustee of a written certificate of such Representative setting forth appropriate payments instructions for such Representative. If no such notice is delivered by a Representative within 10 Business Days thereafter, the Corporate Trustee shall deposit amounts otherwise distributable to such Representative to an account for the benefit of such Representative and its Secured Holders pursuant to
Section 5.02 hereof.

     SECTION 5.04. Distribution Date. Upon the occurrence and during the continuance of a Collateral Trust Agreement Default, any amounts on deposit in the Collateral Account shall, at the written request of the Required Representative(s) (with a copy to the Grantors) be distributed as provided in this Article V.

                                   ARTICLE VI

                     AGREEMENTS WITH THE COLLATERAL TRUSTEE

     SECTION 6.01. Delivery of Agreements. On the Effective Date, the Borrower shall deliver to the Collateral Trustees a true and complete copy of each Secured Agreement, including each Shared Collateral Document, as in effect on the Effective Date. The Borrower agrees that, promptly upon the execution thereof, the Borrower will deliver to the Collateral Trustees a true and complete copy of any and all Shared Collateral Documents and other Secured Agreements entered into subsequent to the date hereof and a true and complete copy of any and all amendments, modifications or supplements to any of the foregoing.

     SECTION 6.02. Information as to Representatives. (a) The Borrower agrees that it shall deliver to the Collateral Trustees from time to time upon the request of the Collateral Trustees a list setting forth, for each Secured Agreement, (i) the aggregate principal amount outstanding thereunder, (ii) the accrued and unpaid interest thereunder, (iii) the accrued and unpaid fees (if any) thereunder, (iv) the names of the Representatives and of the Secured Holders (to the extent known to the Borrower) thereunder, and all other unpaid amounts thereunder known to the Borrower, owing to each such Representative, for its own account and on behalf of such Secured Holders and (v) such other information regarding the Representatives, such Secured Holders and the Secured Agreements as the Collateral Trustees may reasonably request. In addition, the Borrower shall deliver to the Collateral Trustees, each time a distribution from the Collateral Trust Estate or, the Collateral Account is to be made pursuant to the terms hereof, not later than two Business Days after receipt of a copy of the applicable distribution request delivered by the Required Representative(s) pursuant to Section 5.04 hereof, a certificate of an Authorized Officer of the Borrower, setting forth the amounts to be distributed and the Persons to whom such distributions are to be made, including appropriate payment instructions therefor (the "Payment Information"), provided that if any distribution is directed to be made to any Representative, if such Representative shall have notified the Collateral Trustees in writing that such Representative is unable to accept such distribution, such distribution shall be made instead to an account established pursuant to Section 5.02 hereof for the benefit of such Representative and its Secured Holders. The Borrower will furnish to the Collateral Trustees, with a copy to each Representative, on the Effective Date a list setting forth the name and address of each Representative and each Person to whom notices must be sent under the Secured Agreements and the Borrower agrees to furnish promptly to the Collateral Trustees any changes or additions to such list of which the Borrower is made aware. Unless otherwise specified herein, the Collateral Trustees may for all purposes hereunder, rely on such information given by the Borrower unless (i) the Collateral Trustees shall have actual knowledge of an inaccuracy or (ii) any Representative shall provide contrary information in writing with respect to such Representative in which case, unless such Representative and the Borrower can reach an agreement on such issue within a period of 10 days, the Collateral Trustees shall appoint an independent arbitrator (who shall be reasonably acceptable to the Borrower and such Representative) to resolve the dispute (at the expense of the Borrower). Upon the request of the Collateral Trustees, the Agent and the other Representatives shall deliver the information provided for in this Section 6.02.

     (b) If the Borrower shall not have delivered the Payment Information to the Collateral Trustees at least two Business days prior to the applicable Distribution Date, the Collateral Trustees shall request the Payment Information from the Agent and the other Representatives, and if after such request the Collateral Trustees shall not have received the Payment Information from any of the Borrower, the Agent or the other Representatives, the Collateral Trustees shall not be required to take any action under clause THIRD of Section 5.01(a) until it receives such Payment Information.

     SECTION 6.03. Compensation and Expenses. Each Grantor agrees to pay to the Collateral Trustees and any co-trustees or successor trustees appointed hereunder, from time to time upon demand, (a) such compensation for their services hereunder and under the other Shared Collateral Documents and for administering the other Collateral Trust Estate, the Collateral Account and any account or accounts established pursuant to Section 5.02 hereof as set forth on the fee schedule attached hereto as Schedule 1, as such Schedule 1 may be amended, supplemented or otherwise modified by the written agreement of the Grantors and the Collateral Trustees from time to time and (b) all the reasonable fees, costs and expenses incurred by any of them (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each other Shared Collateral Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the administration of the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to Section 5.02 hereof, the sale or other disposition of Collateral pursuant to any Shared Collateral Document and the preservation, protection or defense of their rights under this Agreement and in and to the Collateral, the Collateral Account, any account or accounts established pursuant to Section
5.02 hereof and the Collateral Trust Estate. As security for such payment, the Collateral Trustees shall have a prior lien upon all Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate. Each Grantor's obligation under this Section 6.03 shall survive the termination of this Agreement.

     SECTION 6.04. Stamp and Other Similar Taxes. Each Grantor agrees to indemnify and hold harmless the Collateral Trustees, each Representative and each Secured Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Shared Collateral Document, the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to
Section 5.02 hereof or any Collateral. The obligations of each Grantor under this Section 6.04 shall survive the termination of this Agreement.

     SECTION 6.05. Filing Fees, Excise Taxes, Etc. Each Grantor agrees to pay or to reimburse the Collateral Trustees for any and all amounts in respect of all reasonable search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each other Shared Collateral Document. The obligations of each Grantor under this Section 6.05 shall survive the termination of this Agreement.

     SECTION 6.06. Indemnification. (a) Each Grantor agrees to pay, indemnify, and hold harmless the Collateral Trustees and each of the agents of either thereof from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the costs and expenses of defending any claim against any of them) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Shared Collateral Documents unless and to the extent arising from the gross negligence or willful misconduct of such of the Collateral Trustees or such of the agents thereof as are seeking indemnification or any failure of any Collateral Trustee or any such agent to exercise ordinary care in the handling of moneys and securities and other property actually received by any such Collateral Trustee or any such agent. As security for such payment, any such Collateral Trustee shall have a prior lien upon all Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate.

     (b) In any suit, proceeding or action brought by the Collateral Trustees under or with respect to any Shared Collateral Document or the Collateral for any amount owing thereunder, or to enforce any provisions thereof, each Grantor will save, indemnify and hold harmless the Collateral Trustees, the Representatives and the Secured Holders from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder (unless and to the extent that such expense, loss or damage is caused by the gross negligence or willful misconduct of the such Collateral Trustee or the failure of any Collateral Trustee to exercise ordinary care in the handling of moneys and securities and other property actually received by such Collateral Trustee), arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Collateral Trustees, any Representative or any Secured Holder. The agreements in this
Section 6.06 shall survive the termination of this Agreement.

     SECTION 6.07. Further Assurances. (a) Each Grantor agrees, from time to time, at its own expense to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause its Subsidiaries, if any, to promptly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably necessary or desirable, or as any Collateral Trustee, any Representative, any Secured Holder through its Representative, may reasonably request from time to time in order (i) to carry out more effectively the purposes of this Agreement, (ii) to subject to the liens and security interests created by any of the Shared Collateral Documents any of the properties, rights or interests of such Grantor covered or now or hereafter intended to be covered by any of the Shared Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Shared Collateral Documents and the liens and security interests intended to be created thereby, (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Collateral Trustees, the Representatives and the Secured Holders the rights granted or now or hereafter intended to be granted to the Collateral Trustees, the Representatives and the Secured Holders under any Shared Collateral Document or under any other instrument executed in connection with any Shared Collateral Document to which it is or may become a party, and (v) to enable the Collateral Trustees to exercise and enforce their rights and remedies hereunder and under each other Shared Collateral Document with respect to any Collateral; provided, however, that this Section 6.07 shall not be construed to require any Grantor to grant any interest in Collateral other than pursuant to this Agreement, the Credit Agreement or any other Shared Collateral Document. Without limiting the generality of the foregoing, each Grantor will take any such action required to be taken by it pursuant to any Shared Collateral Document.

     (b) Each Grantor hereby authorizes the Collateral Trustees to file one or more financing or continuation statements relative to all or any part of the Collateral, and amendments thereto to correct the name and address of such Grantor or the Collateral Trustees or to correct the description of the "Collateral" contained in any of the Shared Collateral Documents to be consistent with the description of the Collateral contained in such Shared Collateral Document, in each case without the signature of such Grantor where permitted by law and which shall be filed by the Collateral Trustees upon the receipt of an instruction letter from the Required Representatives requesting the taking of such action and attaching the form of financing statement. A photocopy or other reproduction of this Agreement, any other Shared Collateral Document or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) The Grantors will furnish such information about the Collateral as the Collateral Trustees may reasonably request from time to time.

                                  ARTICLE VII

                             THE COLLATERAL TRUSTEE

     SECTION 7.01. Declaration of Trust. Each of the Corporate Trustee and the Individual Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Article VII. Further, each of the Corporate Trustee and the Individual Trustee, for itself and its successors, does hereby declare that it will hold all of the estate, right, title and interest in (a) the Collateral Trust Estate and the Collateral Account for the equal and ratable benefit of the Representatives and the Secured Holders as provided herein, and (b) each account as may be established pursuant to Section 5.02 at the request of a Representative upon the trust herein set forth and for the benefit of such Representative on behalf of its applicable Secured Holders as provided herein.

     SECTION 7.02. Exculpatory Provisions. (a) The Collateral Trustees shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the other Shared Collateral Documents, all of which are made solely by the Grantors party thereto. The Collateral Trustees make no representations as to the value or condition of the Collateral Trust Estate, the Collateral Account or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or the other Shared Collateral Documents or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any other Shared Collateral Document or any Secured Agreement, and the Collateral Trustees shall incur no liability or responsibility in respect of any such matters. The Collateral Trustees shall not be responsible for insuring the Collateral Trust Estate or for the payment of taxes, charges, assessments or liens upon the Collateral Trust Estate or otherwise as to the maintenance of the

Collateral Trust Estate or the Collateral Account, except that in any event that any Collateral Trustee enters into possession of a part or all of the Collateral Trust Estate or the Collateral Account, such Collateral Trustee, shall preserve the part in its possession.

     (b) The Collateral Trustees shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein, in any other Shared Collateral Document or in any Secured Agreement.

     SECTION 7.03. Delegation of Duties. The Collateral Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact (which shall not include officers and employees of any Grantor or any Affiliate of any Grantor). The Collateral Trustees shall be entitled to rely upon advice of reasonably selected counsel and other professionals concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustees shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact reasonably selected by them in good faith.

     SECTION 7.04. Reliance by Collateral Trustees. (a) Whenever in the administration of the trusts of this Agreement or, pursuant to any other Shared Collateral Document, the Collateral Trustees shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Collateral Trustees unless otherwise provided herein, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Borrower delivered to the Collateral Trustees and the Representatives, and such certificate shall constitute a full warranty to the Collateral Trustees for any action taken, suffered or omitted in reliance thereon unless (i) the Collateral Trustees shall have actual knowledge of an inaccuracy therein or (ii) the Required Representative(s) shall provide contrary information in writing with respect to such matter within 10 days of receipt thereof by such Required Representative(s), in which case unless such Required Representative(s) and the Grantors can reach agreement on such issue within a period of 10 days, the Collateral Trustees shall appoint, at the expense of the Grantors, an independent arbitrator (who shall be reasonably acceptable to the Grantors and such Required Representative(s)) to resolve the dispute.

     (b) The Collateral Trustees may consult with independent counsel, independent public accountants and other experts selected by it (excluding, counsel to or any employee of any Grantor or any Affiliate of any Grantor) and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in accordance therewith unless such Collateral Trustee has actual knowledge of a reason to question the validity or accuracy of such opinion or of any assumptions expressed therein as the basis for such opinion. The Collateral Trustees shall have the right at any time to seek instructions concerning the administration of the Collateral Trust Estate or the Collateral Account or any account established pursuant to Section 5.02 hereof from any court of competent jurisdiction.

     (c) The Collateral Trustees may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which they reasonably believe to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, each Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, certificates or opinions furnished to such Collateral Trustee that conform to the requirements of this Agreement or any other Shared Collateral Document.

     SECTION 7.05. Limitations on Duties of the Trustees. (a) The Collateral Trustees undertake to perform only the duties expressly set forth herein and no implied covenant or obligation shall be read into this Agreement against the Collateral Trustees.

     (b) The Collateral Trustees may exercise the rights and powers granted to them by this Agreement and the other Shared Collateral Documents, but only pursuant to the terms of this Agreement, and the Collateral Trustees shall not be liable with respect to any action taken or omitted by them in accordance with the direction of the Required Representative(s).

     (c) Except as herein otherwise expressly provided, the Collateral Trustees shall not be under any obligation to take any action which is discretionary with the Collateral Trustees under the provisions hereof or under any other Shared Collateral Document except upon the written request of the Required Representative(s). The Collateral Trustees shall make available for inspection and copying by each Representative each certificate or other paper furnished to the Collateral Trustees by the Grantors, by any Representative, or by any other Person, under or in respect of this Agreement, any other Shared Collateral Document or any of the Collateral Trust Estate.

     (d) The Collateral Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement or any other Shared Collateral Document at the request or direction of any Representatives pursuant to this Agreement, unless such Representatives shall have offered to the Collateral Trustees security or indemnity satisfactory to the Collateral Trustees against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction.

     (e) Each Secured Holder (other than the Agents and any other Representative, in its capacity as a "representative") shall, ratably (determined as provided below) indemnify the Collateral Trustees, each of their respective Affiliates and the respective directors, officers, agents and employees of any of them (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) (an "Indemnified Event") that such indemnitees may suffer or incur in connection with its exercise of rights and remedies with respect to the Account Collateral and the Securities Accounts. For purposes of this Section 7.05(e), each Secured Holder's ratable share shall be based on the amounts owing to each such Secured Holder under its respective Secured Agreement at the time the Indemnified Event arose.

     (f) The Obligations of the Collateral Trustees hereunder are several and not joint.

     SECTION 7.06. Moneys to Be Held in Trust. All moneys received by the Corporate Trustee under or pursuant to any provision of this Agreement or any other Shared Collateral Document shall be segregated and held in trust for the purposes for which they were paid or are held and the Corporate Trustee shall exercise ordinary care in the handling of any such moneys actually received by it. The Individual Trustee shall promptly turn over to the Corporate Trustee any Collateral, or any part thereof, delivered to or received by the Individual Trustee.

     SECTION 7.07. Resignation and Removal of Collateral Trustees. (a) Each or both of the Collateral Trustees may at any time, by giving 30 days' prior written notice to the Grantors and the Representatives, resign and be discharged of their responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Required Representative(s), the acceptance of such appointment by such successor trustee or trustees and, unless a Collateral Trust Agreement Default has occurred and is continuing, the consent to the appointment of such successor trustee or trustees by the Grantors. If a Collateral Trust Agreement Default has occurred, the Grantors' consent to any such resignation shall not be required. The Collateral Trustees shall be entitled to their fees and expenses accrued to the date of the resignation becoming effective. Either or both of the Collateral Trustees may be removed at any time (with or without cause) and a successor trustee or trustees appointed by the affirmative vote of the Required Representative(s), subject to, unless a Collateral Trust Agreement Default has occurred and is continuing, the consent of the Grantors, provided that the Collateral Trustees or either of them shall be entitled to their fees and expenses accrued to the date of removal. If either or both of the Collateral Trustees resigns or is removed as provided in this Section 7.07 the consent to the appointment of a successor trustee or trustees shall not be unreasonably withheld and shall be deemed to have been given if the Grantors shall not have reasonably objected to any proposed successor trustee or trustees within five Business Days of receipt of notice of the identity thereof from the Representatives. If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such vote for removal, the Collateral Trustees, shall, or the Required Representative(s) may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Required Representative(s) as above provided.

     (b) If at any time either or both of the Collateral Trustees shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustees for any other cause, a successor trustee or trustees shall be promptly appointed by the Required Representative(s), subject to, unless a Collateral Trust Agreement Default has occurred and is continuing, the consent of the Grantors, which consent shall not be unreasonably withheld, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any formality (except as may be required by applicable law) other than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Grantors and filed for record in each public office, if any, in which this Agreement is required to be filed.

     (c) The appointment and designation referred to in Section 7.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Required Representative(s), the Grantors or its successor trustee or trustees, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from the Grantors be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by the Grantors.

     (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Grantors. The resignation of any trustee or trustees and the instrument removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Article VII shall, if permitted by law, be forthwith recorded, registered and filed by and at the expense of the Grantors, wherever this Agreement is recorded, registered and filed.

     SECTION 7.08. Status of Successors to Trustee. Every successor to the Corporate Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia and having its principal corporate trust office within the State of Delaware, or another state acceptable to the Required Representative(s), and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms. Any successor to the Individual Trustee appointed pursuant to Section
7.07 shall be an individual residing in the State of Delaware, the State of New York or another state of the United States acceptable to the Required Representative(s).

     SECTION 7.09. Merger of the Corporate Trustee. Any corporation into which the Corporate Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

     SECTION 7.10. Powers of Individual Trustee. The Individual Trustee has been joined as a party hereunder so that if, by any present or future applicable law in any jurisdiction in which it may be necessary to perform any act in the execution or enforcement of the trusts hereby created, the Corporate Trustee may be incompetent, unqualified or unable to act as a Collateral Trustee, then all of the acts required to be performed in such jurisdiction, in the execution or enforcement of the trusts hereby created, shall and will be performed by the

Individual Trustee, acting alone. Notwithstanding any other term or provision of this Agreement to the contrary, the Corporate Trustee alone shall have and exercise the rights and powers granted herein and shall be solely charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed without any action taken by the Individual Trustee; provided, however, that if the Corporate Trustee or the Required Representative(s) deem it necessary or desirable for the Individual Trustee to act in a particular jurisdiction, the Individual Trustee shall have and exercise the rights and powers granted herein (but no greater powers) and shall be charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed, but only in such particular jurisdiction.

     SECTION 7.11. Additional Co-Trustees; Separate Trustees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustees shall be advised by counsel satisfactory to them that it is so necessary or prudent in the interest of the Representatives on behalf of the Secured Holders, or the Required Representative shall in writing so request by notice to the Collateral Trustees and the Grantors, or the Collateral Trustees shall deem it desirable for their own protection in the performance of their duties hereunder, or the Grantors shall in writing so request by notice to the Collateral Trustees with the consent of the Required Representative, the Collateral Trustees and the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustees, the Grantors and the Required Representative, either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Collateral Trustees originally named herein or any successor, or to act as separate trustee of any such property. In the event the Grantors shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Collateral Trustees so to do, or in case a Collateral Trust Agreement Default shall have occurred and be continuing, the Collateral Trustees may act under the foregoing provisions of this Section 7.11 without the concurrence of the Grantors (but with the concurrence of the Required Representative), and the Grantors hereby appoint the Collateral Trustees as their agents and attorneys to act for them under the foregoing provisions of this Section 7.11 in either of such contingencies.

     (b) Any separate trustee and any co-trustee (other than any trustee which may be appointed as successor to the Corporate Trustee or the Individual Trustee pursuant to Section 7.07) shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

          (i) all rights, powers, duties and obligations conferred upon the trustees in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustees originally named herein or their successors appointed pursuant to Section 7.07;

          (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustees hereunder shall be conferred or imposed and exercised or performed by the Collateral Trustees and such separate trustee or co-trustee, jointly, as shall be provided in the instrument appointing such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustees shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or separate trustee, shall be exercised hereunder by such co-trustee or separate trustee, except jointly with, or with the consent in writing of, the Collateral Trustees, anything herein contained to the contrary notwithstanding;

          (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (v) the Grantors and the Collateral Trustees, at any time, by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee, and in that case, by an instrument in writing executed by the Grantors and the Collateral Trustees jointly, may appoint a successor (who shall be acceptable to the Required Representative(s)) to such a separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Grantors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Trustees so to do, or in case a Collateral Trust Agreement Default shall have occurred and be continuing, the Collateral Trustees shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint (with the consent of the Required Representative(s)) a successor without the concurrence of the Grantors and the Grantors hereby appoint the Collateral Trustees their agents and attorneys to act for them in such connection in either of such contingencies. In the event that the Collateral Trustees shall have appointed a separate trustee or co-trustee or as above provided, they may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee, the successor to any such separate trustee to be appointed by the Grantors and the Collateral Trustees, or by the Collateral Trustees alone, as hereinbefore provided in this Section 7.11.

     SECTION 7.12. Trustees Appointed Attorneys-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustees and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the name of such Grantor or their own name and in the place and stead of such Grantor and in the name of such Grantor, from time to time at the direction of the Required Representative(s), to take any action and to execute any instrument which the same may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same in accordance with the terms of the Shared Collateral Documents. Each Grantor acknowledges and agrees that the foregoing power of attorney is coupled with an interest and may not be revoked or modified except with the consent of the Collateral Trustees or as otherwise provided herein.

     SECTION 7.13. Ordinary Care. The Collateral Trustees shall be deemed to have exercised ordinary care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Collateral Trustees accord their own property, it being understood that the Collateral Trustees shall not have any responsibility for
(i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Trustees have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                                  ARTICLE VIII

                             RELEASE OF COLLATERAL

     SECTION 8.01. Partial Release of Collateral. (a) Any Grantor may, from time to time so long as no Collateral Trust Agreement Default shall have occurred and be continuing, request the release of the lien and security interest of the Shared Collateral Documents in any portion of the Collateral of such Grantor proposed to be sold or otherwise disposed of by such Grantor to any other Person, upon notice to the Collateral Trustees from an Authorized Officer of the Borrower (a "Notice of Partial Release"), which Notice of Partial Release shall be delivered to the other Grantors, the Collateral Trustees and the Representatives at least twenty Business Days prior to the date of the proposed sale or other disposition of such Collateral (unless a shorter period of time is acceptable to the Collateral Trustees and the Required Representative(s)) and shall

          (i) specify the Collateral to be so sold or otherwise disposed of and the proposed date of such sale or other disposition, and

          (ii) certify that the sale or other disposition of such Collateral is in compliance with the terms of the Applicable Agreements, and the Grantors are not, and after giving effect to such release, would not be, in default under the Applicable Agreements.

If a Notice of Partial Release is delivered to the Collateral Trustees in accordance with the immediately preceding sentence and the Required Representative(s), shall not have objected in writing thereto prior to the date of the proposed release, the security interest in such Collateral shall automatically, without further action, be released and the Collateral Trustees shall execute and deliver to the Grantors, on the date of the proposed release (or as promptly thereafter as possible), a release or releases (including, without limitation, Uniform Commercial Code release statements and instruments of satisfaction, discharge and/or reconveyance) in recordable form as to the Collateral specified in such Notice of Partial Release from the liens, security interests, conveyances and assignments evidenced by the Shared Collateral Documents, which release shall state that it is effective as of the date of such disposition; provided, however, that, if prior to the time that the Collateral Trustees deliver a release pursuant to this Section 8.01(a), the Collateral Trustees shall have received either (A) a Collateral Trust Agreement Default Notice that shall not have been withdrawn prior to such time and the Required Representative(s) shall have directed the Collateral Trustees either not to deliver such a release or not to deliver releases generally or (B) a written objection from the Required Representative(s) stating that such sale or other disposition is not permitted under the Applicable Agreement, then, in either case, the

Collateral Trustees shall so notify the Grantors and shall not sign any release or releases in connection with such disposition.

     (b) If, at any time, the Collateral Trustees shall receive a written notice from an Authorized Officer of the Borrower, (i) stating that any promissory note or other similar or related instrument evidencing obligations payable to such Grantor and included in the Collateral has been paid in full in accordance with its terms (or will be so paid concurrently with the surrender thereof), and (ii) identifying such note or other instrument in reasonable detail (including, without limitation, by its date of issuance, the name of its payee and the principal amount thereof), then the Collateral Trustees shall promptly deliver a copy of each such notice to the other Grantors, each Representative and, unless the Required Representative(s) shall have disputed the accuracy of such notice within ten Business Days of the delivery of such notice, the Collateral Trustees shall promptly deliver such note or other instrument to the Borrower, and promptly execute and deliver a release or releases (including, without limitation, Uniform Commercial Code release statements) in recordable form as to any such note or other instrument from the liens, security interests, conveyances and assignments evidenced by the Shared Collateral Documents, which release shall state that it is effective as of the date of its delivery.

     SECTION 8.02. Full Release of Collateral Upon Satisfaction of Certain Secured Obligations. (a) The Collateral Trustees shall promptly release, in accordance with Section 8.03, all the Collateral upon the latest of the (i) cash payment in full of all Secured Obligations arising under the Credit Agreement, the Notes, the Banc of America Secured Option, the Exchange Note Agreements, the Sul Guarantee, the Lake Worth Letter of Credit, the Other Debt Agreements and each other agreement or instrument delivered by the Grantors pursuant thereto, (ii) termination of the Exchange Note Indenture, (iii) the termination of the Revolving Credit Loan Commitments and (iv) the termination or expiration of all Revolving Letters of Credit and the Drax Letter of Credit.

     (b) In furtherance of the undertaking set forth above in Section 8.02(a), the Collateral Trustees shall, upon the request of the Grantors accompanied by a certificate of an Authorized Officer of each Grantor, upon which the Collateral Trustees may conclusively rely without independent verification, to the effect that all Secured Obligations under the Secured Agreements referred to in clause (i) of the preceding subsection (a) have been, or will, concurrently with the release of the Collateral be, paid in full in cash and all Revolving Credit Loan Commitments, all Revolving Letters of Credit and the Drax Letter of Credit have been terminated (and if such Secured Obligations have not previously been so paid, describing the source(s) of funds for such repayment), deliver a notice by registered mail to each of the Representatives containing the following:

          (i) a statement as to the total amount of moneys in the Collateral Account and any account which has been established at the request of any Representative pursuant to Section 5.02; and

          (ii) a statement that the Collateral Trustees will release such Collateral only upon receipt from the Representatives of instructions to do so.

If the Collateral Trustees receive a direction from the Representatives to so release such Collateral (and the Collateral Trustees shall not have received any notice that a Collateral Trust Agreement Default has occurred or is continuing), then the Collateral Trustees shall release all the Collateral from the security interest in their favor and deliver to the Grantors all Collateral in the possession of the Collateral Trustees as specified in such instruction; provided, however, that the Grantors shall have made adequate provision for the expenses of the Collateral Trustees associated with such release of Collateral and all other expenses of, or payable to, the Collateral Trustees hereunder. If the Collateral Trustees shall not have received an instruction so to release such Collateral (or shall have received a Collateral Trust Agreement Default Notice which has not been withdrawn), the Collateral Trustees shall not release the Collateral unless and until the Representatives or a court of competent jurisdiction so directs the Collateral Trustees pursuant to a final, non-appealable judgment (including a judgment that becomes non-appealable by reason of expiration of any period of time limiting the right to appeal therefrom).

     SECTION 8.03. Effect of Release of Collateral. Upon the effectiveness of the release of the Collateral pursuant to Section 8.02, all right, title and interest of the Collateral Trustees and the Representatives on behalf of the Secured Holders in, to and under the Collateral Trust Estate, the Collateral and the Shared Collateral Documents shall terminate and shall revert to the Grantors and their successors and assigns, and the estate, right, title and interest of the Collateral Trustees therein shall thereupon cease; and in such case, upon the written request of the Grantors, their successors or assigns, and at the cost and expense of the Grantors, their successors or assigns, the Collateral Trustees shall promptly execute and deliver a satisfaction of the Shared Collateral Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Shared Collateral Documents and the security interests granted thereunder and shall transfer, or cause to be transferred, and shall deliver or cause to be delivered to the Grantors, all property, including all moneys, instruments and securities of the Grantors then held by the Collateral Trustees. The cancellation and satisfaction of the Shared Collateral Documents shall be without prejudice to the rights of the Collateral Trustees or any successor trustee or trustees to charge and be reimbursed for any expenditures which they may thereafter incur in connection therewith.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01. Amendments, Supplements and Waivers. (a) With the written consent of the Required Representative(s) and the Corporate Trustee, the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any other Shared Collateral Document or changing in any manner the rights of the Collateral Trustees, the Representatives, the Secured Holders and the Grantors hereunder or thereunder; provided that

     (i) no such amendment, waiver or consent shall, unless the approval of all the Representatives existing at such time shall have been obtained, amend, waive or otherwise modify any provision of Sections 5.01, 8.01, 8.02 and 9.01 or amend or otherwise modify the definitions of "Required Representative(s)", "Secured Agreements", "Secured Holders", "Secured Obligations" or "Collateral Trust Agreement Default" set forth in Section 1.01,

     (ii) no such amendment, waiver or consent shall amend, waive or otherwise modify this Agreement or any other Shared Collateral Document unless such amendment, waiver or consent complies with the amendment provisions (or other similar provisions) of the then outstanding Applicable Agreements,

     (iii) no such amendment, waiver or consent shall, unless in writing and signed by the Individual Trustee, amend, waive or otherwise modify any provision of Section 7.10,

     (iv) any such supplemental agreement shall be binding upon the Grantors, the Representatives, the Secured Holders and the Collateral Trustees and their respective successors,

     (v) the Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of an Authorized Officer of each Grantor to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Applicable Agreement, and

     (vi) the Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of the Required Representative(s) and, in the case that the Required Representative(s) are not then the Other Debt Representatives, the Other Debt Representatives, in the case of clause (ii) above, to the effect that, upon receipt of the Corporate Trustee's written consent, this Section 9.01(a) has been complied with and an instruction letter requesting the Corporate Trustee and Individual Trustee to execute such supplemental agreement.

     (b) Notwithstanding the provisions of paragraph (a), (x) so long as the Obligations of the Borrower with respect to the Banc of America Secured Option shall remain outstanding, the approval of Banc of America Securities LLC shall be required for any amendment, waiver or consent of the type set forth in paragraph (a) that adversely affects the rights of Banc of America Securities LLC in a way different from the other Secured Holders and (y) the Collateral Trustees and the Grantors may, at any time and from time to time, without the consent of the Agent and any other Representative or any Secured Holders, enter into additional Shared Collateral Documents or one or more agreements supplemental hereto or to any Shared Collateral Document, in form satisfactory to the Collateral Trustees,

          (i) to add to the covenants of the Grantors for the benefit of the Representatives or any Secured Holder, or to surrender any right or power herein conferred upon the Grantors; or

          (ii) to mortgage, pledge or grant a security interest in favor of the Collateral Trustees as additional security for the Secured Obligations any property or assets which are required to be mortgaged or pledged, or in which a security interest is required to be granted, to the Collateral Trustees pursuant to any Shared Collateral Document or otherwise.

     SECTION 9.02. Additional Actions of Representatives. Whether or not there shall be a Collateral Trust Agreement Default, the Collateral Trustees shall comply and shall be fully protected in complying with any reasonable request of
(a) the Required Representative(s), to take or refrain from taking certain actions with respect to the Collateral or the Representatives, and (b) more than 50% of the Secured Holders represented by any Representative which has requested that an account be opened pursuant to Section 5.02, to take or refrain from taking certain actions with respect to such account, provided, in each case, that the Collateral Trustees shall not take or refrain from taking such actions if to do so would violate applicable law or the terms of this Agreement, the other Shared Collateral Documents or the Applicable Agreements or if the Collateral Trustees shall not be indemnified as provided in Section 6.06(b).

     SECTION 9.03. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telex and telecopy communications) and shall be sent by mail (by registered or certified mail, return receipt requested), overnight prepaid courier, telex, telecopier or hand delivery:

          (a) If to the Grantors, to their addresses specified in the Credit Agreement or in any Shared Collateral Document;

          (b) If to the Corporate Trustee, at Rodney Square North, 1100 North Market St., Wilmington, DE 19890, Attention: Corporate Trust Division, or at such other address as shall be designated by it in a written notice to the Grantors and each Representative, with a copy to the Individual Trustee, at 1100 North Market St. Rodney Square North Wilmington, DE 19890, Attention: Corporate Trust Division, or at such other address as shall be designated by him in a written notice to the Grantors and each Representative; provided that failure to send a copy of any notice to the Individual Trustee shall not render any notice to the Collateral Trustees ineffective; and

          (c) If to any Representative, to it at the address specified from time to time in the list provided by the Grantors to the Collateral Trustees pursuant to Section 6.02 with copies to whomever (other than the Grantors) is specified by the Grantors pursuant to Section 6.02 as a Person to whom notice must be sent under the Secured Agreements, provided that in the case that no address is known for a Representative, notice shall be given to it in the manner specified by the related Secured Agreement, and, in the absence of any such specified means of giving notice, by such notice in the national edition of The Wall Street Journal or as the Collateral Trustees shall determine to be reasonable. For purposes of notice by publication, one notice is sufficient and shall be deemed made on the date of its publication.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) when delivered by hand, (ii) five Business Days after being deposited in the mail, postage prepaid, (iii) the next Business Day if delivered by an overnight prepaid courier, (iv) when telexed with answerback received, (v) when telecopied or (vi) when published in The Wall Street Journal or such other publication; provided, however, that any notice, request, demand or other communication to (1) the Collateral Trustees or (2) any Representative under Article V or Article VIII shall not be effective until received by the Corporate Trustee or such Representative, as the case may be, and, provided, further, that any notice to the Collateral Trustees from any Grantor shall be signed by an Authorized Officer, unless otherwise specifically set forth herein.

     SECTION 9.04. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     SECTION 9.05. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.06. Treatment of Payee or Indorsee by Trustees. (a) The Collateral Trustees may treat the registered Secured Holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

     (b) Any person, firm, corporation or other entity which shall be designated as the duly authorized representative of one or more Representatives to act as such in connection with any matters pertaining to this Agreement or any other Shared Collateral Document or the Collateral shall present to the Collateral Trustees such documents, including, without limitation, opinions of counsel, as the Collateral Trustees may reasonably require, in order to demonstrate to the Collateral Trustees the authority of such person, firm, corporation or other entity to act as the representative of such Representatives.

     SECTION 9.07. Dealings with the Grantors. Upon any application or demand by the Grantors to the Collateral Trustees to take or permit any action under any of the provisions of this Agreement, each Grantor shall (unless otherwise waived by the Collateral Trustees in writing) furnish to the Collateral Trustees a certificate signed by an Authorized Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate need be furnished.

     SECTION 9.08. Claims. This Agreement is made for the benefit of the Representatives on behalf of the Secured Holders, and the Representatives may from time to time enforce their rights as explicit beneficiaries hereunder pursuant to the terms and conditions of this Agreement and the other Shared Collateral Documents.

     SECTION 9.09. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Representatives on behalf of the Secured Holders and their respective successors and assigns and nothing herein or in any other Shared Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any other Shared Collateral Document, the Collateral, the Collateral Account or the Collateral Trust Estate or any part thereof.

     SECTION 9.10. Governing Law. The provisions of this Agreement creating a trust for the benefit of the Representatives on behalf of the Secured Holders and setting forth the rights, duties, obligations and responsibilities of the Collateral Trustees hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, so long as Wilmington Trust Company shall serve as Corporate Trustee hereunder. In all other respects, including, without limitation, all matters governed by the Uniform Commercial Code, and if Wilmington Trust Company shall cease to serve as Corporate Trustee hereunder, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

     SECTION 9.11. Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect so long as the Collateral Trustees shall have any obligations hereunder.

     SECTION 9.12. Reexecution of Agreement. This Agreement shall be reexecuted at any time and from time to time, at the request of the Required Representative(s), with such changes in the form hereof (including, without limitation, changes on the cover page and adding supplemental signatures and notary statements) as may be necessary to comply with the filing or recording requirements of any jurisdiction where this Agreement is to be filed.

     SECTION 9.13. Effect on Credit Agreements. Nothing in this Agreement shall operate or be deemed to prevent any amendment, modification or waiver of the Credit Agreement or other Credit Agreement Document by the parties thereto in accordance with the terms thereof.

     SECTION 9.14. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


Corporate Trustee:                       WILMINGTON TRUST COMPANY, not in its
                                         individual capacity, but solely as
                                         Corporate Trustee


                                         By:
                                            ----------------------------------
                                            Title:

Individual Trustee:
                                         --------------------------------------
                                         BRUCE L. BISSON, not in his individual
                                         capacity, but solely as Individual
                                         Trustee

Grantors:                                THE AES CORPORATION,
                                         a Delaware corporation


                                         By:
                                            ----------------------------------
                                            Title:


                                         AES INTERNATIONAL HOLDINGS II, LTD.,
                                         a British Virgin Islands company


                                         By:
                                            ----------------------------------
                                            Title:

                                         ACKNOWLEDGED AND AGREED ON
                                         THE DATE HEREOF BY:


                                         CITICORP USA, INC.,
                                         as Administrative Agent


                                         By:
                                            ----------------------------------
                                            Title:


                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Exchange Note Trustee


                                         By:
                                            ----------------------------------
                                            Title:


                                         BANKBOSTON, N.A., NASSAU BRANCH,
                                         as Sul Agent


                                         By:
                                            ----------------------------------
                                            Title:


                                         FLEET NATIONAL BANK,
                                         as Lake Worth LOC Bank


                                         By:
                                            ----------------------------------
                                            Title: